UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-22945 (Commission File Number)	13-3169913 (IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 1, 2016, Helios and Matheson Analytics Inc. (the “Company”) received written notice (the “MVPHS Notification Letter”) from the Nasdaq Listing Qualifications Department indicating that the Company no longer satisfies the minimum Market Value of Publicly Held Shares (“MVPHS”) requirement set forth in Nasdaq Listing Rule 5550(a)(5) for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(5) requires listed securities to maintain a minimum MVPHS of $1 million, and Listing Rule 5810(c)(3)(D) provides that a failure to meet the minimum MVPHS requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the minimum MVPHS of the Company’s publicly held shares for the 30 consecutive business days prior to the date of the MVPHS Notification Letter, the Company no longer meets the minimum MVPHS requirement.

The MVPHS Notification Letter states that the Company has 180 calendar days, or until August 29, 2016, to regain compliance with Nasdaq Listing Rule 5550(a)(5). To regain compliance, the Company’s MVPHS must reach at least $1 million for a minimum of 10 consecutive business days.

The Company is currently considering available options to resolve its compliance with the minimum MVPHS requirement and regain compliance with Nasdaq’s Listing Rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 04, 2016

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Sanjay Chaturvedi
Sanjay Chaturvedi, Chief Financial Officer